Exhibit 1.2

REGENCY CENTERS CORPORATION

AMENDMENT NO. 1 TO THE

EQUITY DISTRIBUTION AGREEMENT

August 6, 2013

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated August 10, 2012, (the “Agreement”), among Regency Centers Corporation, a Florida corporation (the “Company”), Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), and Wells Fargo Securities, LLC (the “Manager”). In consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Partnership and the Manager hereby agree to enter into this Amendment No. 1 to the Agreement, dated the date hereof (the “Amendment No. 1”), with the purpose of, among other things terminating the prior $150,000,000 continuous offering program and establishing a new continuous offering program with Securities available for issue and sale on and after the Amendment Effective Date in an aggregate sale price of up to $200,000,000.

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendment of the Agreement.

(a) On and after the Amendment Effective Date (as defined below), any reference in the Agreement to the phrase “$150,000,000” shall be deemed to read “$200,000,000”; provided that such “$200,000,000” shall refer to the aggregate sale price of the Securities available for issue and sale on and after the Amendment Effective Date, excluding any Securities issued and sold, or available for issue and sale, prior to the Amendment Effective Date.

(b) On and after the Amendment Effective Date, any reference in the Agreement to the term “Alternative Placement Agent” shall be deemed to mean all of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, RBC Capital Markets LLC, and Jefferies LLC, or any one of them individually, as applicable.

(c) On and after the Amendment Effective Date, any reference in the Agreement to the term “Alternative Distribution Agreement” shall be deemed to mean all of the equity distribution agreements (i) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated August 10, 2012, as amended on the date hereof, (ii) with J.P. Morgan Securities LLC, dated August 10, 2012, as amended on the date hereof, (iii) with RBC Capital Markets LLC, dated the date hereof and (iv) with Jefferies LLC, dated the date hereof; or any one of them individually, as applicable.

(d) On the Amendment Effective Date, Section 8(b) of the Agreement shall be deleted in its entirety and replaced with the following:

If this Agreement is terminated by Wells Fargo Securities in accordance with the provisions of Section 9(m) or Section 13(a)(i) hereof, the Company shall, unless Securities having an aggregate offering price of $25,000,000 have been sold under this Agreement from the period beginning August 6, 2013 and ending immediately prior to termination, reimburse Wells Fargo Securities for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for Wells Fargo Securities.

(e) The Amendment Effective Date shall be a Representation Date for all purposes under the Agreement.

(f) Solely with respect to the Securities of which Applicable Time occurs on or after the Amendment Effective Date, the term “Prospectus Supplement” shall mean the final prospectus supplement, relating to the Common Stock, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on August 6, 2013.

SECTION 3. Effectiveness. This Amendment No. 1 shall become effective as of the date hereof (the “Amendment Effective Date”). Upon the effectiveness hereof, all references in the Agreement to “this Agreement” or the like shall refer to the Agreement as further amended hereby.

SECTION 4. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

SECTION 5. Law; Construction. THIS AMENDMENT NO. 1 AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Entire Agreement. This Amendment No. 1 and the Agreement as further amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof. Except as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Company and the Partnership in accordance with its terms.

Very truly yours,

REGENCY CENTERS CORPORATION

By:
Name:
Title:

REGENCY CENTERS, L.P.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title: